Exhibit 99.1

Harbor Custom Development, Inc. Releases First Quarter Financial Results and Announces Entrance into Vancouver, British Columbia and South Florida Regional Markets

Gig Harbor, Washington – (GLOBENEWSWIRE) – May 17, 2021 – Harbor Custom Development, Inc. (“Harbor,” “Harbor Custom Homes®,” or the “Company”), (NASDAQ: HCDI), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced that 2021 first quarter revenues were $13,874,200 with a net loss of $1,549,200. Harbor CEO, Sterling Griffin stated, “We are focused on acquiring real estate assets in the fastest growing regions of the country to capitalize on the extreme shortage of housing nationwide. As a result of our significant progress, we anticipate achieving profitability in the second quarter of 2021.”

Harbor also announced that it has entered a contract to acquire 233 acres located 40 miles south of Vancouver, British Columbia in Blaine, Washington and has secured a contract to acquire 53 acres of oceanfront property in Punta Gorda, Florida.

“We are thrilled to be opening up two new regional markets in 2021,” stated Mr. Griffin. “Located in Whatcom County, Washington, Blaine is a city that straddles the U.S.-Canadian border. Inventory of available housing in Blaine and Whatcom County is extremely limited. Vancouver, British Columbia, with a metro market population of 2,700,000, is just over an hour’s drive from the Horizon subdivision that we have contracted to acquire. The U.S.-Canadian border has been closed for non-essential travel because of Covid 19 since March 2020. Once the border reopens, we believe it will put substantial pressure on the limited inventory of available housing in Whatcom County, Washington and provide us a significant and unprecedented housing opportunity.”

Located approximately 24 miles from Fort Myers, Florida, the Punta Gorda oceanfront property provides Harbor Custom Homes the opportunity to construct approximately 200 ocean front luxury condominiums. The condominiums will be a mix of two- and three-bedroom units and are anticipated to have an average sales price of $550,000. The population of the Cape Coral – Fort Myers metro area is approximately 790,000. “Moving into the South Florida market has been a major objective for us,” commented Mr. Griffin. “Like our Austin, Texas operations, we believe South Florida offers a pro-business and real estate focused environment that provides Harbor Custom Homes the opportunity to create a significant regional presence.”

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Washington state, California, and Texas. Harbor has active or recently sold-out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, and Allyn in the state of Washington. Harbor has also acquired developed lots and plans to begin constructing homes in the Sacramento and Austin metro markets beginning in the second quarter of 2021. The Darkhorse Golf Course community, located approximately 50 miles northeast of Sacramento in Auburn, California, and the La Ventana and Bunker Ranch subdivisions located approximately 22 miles from Austin, in Driftwood and Dripping Springs, Texas, are Harbor’s newest locations. Harbor Custom Development’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to, but are not limited to, expectations of future operating results and financial performance, including GAAP and non-GAAP guidance for the year ending December 31, 2020 and the year ending December 31, 2021, the calculation of certain of our key financial and operating metrics and expectations regarding sales of inventory, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate, “predict,” “target,” “project,” “intend,” “potential,” “would,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology that concern our expectations, strategy, priorities, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. These forward-looking statements are subject to various risks and uncertainties, including without limitation complications due to COVID-19 which could cause delays in dates of completion or closings, and those risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. This document includes statements of summarized financial projections. There will be differences between the projected and actual results because events and circumstances frequently do not occur as expected and those differences may be material. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations

Hanover International

IR@harborcustomdev.com

866-744-0974